Exhibit d.3

[FORM OF NOTICE OF GUARANTEED DELIVERY]

TICC CAPITAL CORP.

NOTICE OF GUARANTEED DELIVERY

RELATING TO SHARES SUBSCRIBED FOR PURSUANT

TO THE BASIC SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE

As set forth in TICC Capital Corp.’s (the “Company’s”) Prospectus, dated [                ], 2008, under “The Offer—Payment for Shares,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of common stock, par value $0.01 per share, of the Company subscribed for pursuant to the basic subscription and the over-subscription privilege. Such form may be delivered or sent by facsimile transmission, overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on [            ], 2008, the expiration date, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Date”).

The Subscription Agent is:

COMPUTERSHARE TRUST COMPANY, N.A.

Attention: TICC Capital Corp. Rights Offering

By First Class Mail Only (No Overnight/Express Mail): Attn: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208		By Overnight Delivery: Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184

By Facsimile: (781) 930-4942

Fax Confirmation by Telephone to: (781) 930-4900

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of common stock subscribed for pursuant to both the basic subscription and the over-subscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery at or prior to the Expiration Date, guaranteeing delivery to the Subscription Agent of (a) full payment for all shares of common stock subscribed for pursuant to the basic subscription and the over-subscription privilege and (b) a properly completed and duly executed Subscription Certificate. The Subscription Certificate and full payment must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on [            ], 2008 (or, if the offer is extended, at or prior to 5:00 p.m., New York City time, on the third business day after the Expiration Date). Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Subscription Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Subscription Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on [            ], 2008 (or, if the offer is extended, by the close of business on the third business day after the Expiration Date) of (i) a properly completed and duly executed Subscription Certificate and (ii) full payment of the estimated subscription price for each share of common stock subscribed for pursuant to the basic subscription and the over-subscription privilege, if applicable, as subscription for such shares is indicated herein and on the Subscription Certificate.

Broker Assigned Control #

TICC CAPITAL CORP.

1. Basic Subscription	Number of rights exercised:	_____rights

	Number of shares subscribed for pursuant to the basic subscription for which you are guaranteeing delivery of the Subscription Certificate and full payment:	_____shares

	Payment to be made in connection with basic subscription:	$_____

(Shares × $[ ], the estimated subscription price)
2. Over-Subscription Privilege	Number of shares subscribed for pursuant to the over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:	_____shares

	Payment to be made in connection with over-subscription privilege:	$_____

(Shares × $[ ], the estimated subscription price)
3. Totals	Total number of rights exercised:	_____rights

	Total number of shares subscribed for pursuant to the basic subscription and over-subscription privilege for which you are guaranteeing delivery of the Subscription Certificate and full payment:	_____shares

	Total payment to be made:	$_____

4. Method of Delivery (Check one):

☐	Through the Depository Trust Company (“DTC”)
☐	Direct to Computershare Trust Company, N.A., as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

___________________________________________________________________

Name of Firm

___________________________________________________________________

Authorized Signature

___________________________________________________________________

Name (Please print or type)

___________________________________________________________________

Title:

___________________________________________________________________

DTC Participant Number

___________________________________________________________________

Contact Name

___________________________________________________________________

Address

___________________________________________________________________

City                                                                              State                                 Zip

Code

______________________

Phone Number

______________________

Date